SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934
                            (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           Bucyrus-Erie Company
             (Name of Registrant as Specified in its Charter)

                      ______________________________
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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    Rule 14a-6(i)(3).

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


                           BUCYRUS-ERIE COMPANY

                               P.O. Box 500
                           1100 Milwaukee Avenue
                     South Milwaukee, Wisconsin 53172

                 Notice of Annual Meeting of Shareholders
                          To Be Held May 23, 1996


To the Shareholders of Bucyrus-Erie Company:

   You are hereby notified that the annual meeting of shareholders of Bucyrus-Erie Company will be held at Bucyrus-Erie Company, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172, on Wednesday, May 23, 1996, at 10:00 a.m., Central Time, for the following purposes:

   1. To elect nine directors to serve for the ensuing year.

   2. To act upon a proposal to approve the Bucyrus-Erie Company 1996 Employees' Stock Incentive Plan.

   3. To act upon a proposal to approve the Bucyrus-Erie Company Non-Employee Directors' Stock Option Plan.

   4. To amend the Company's Restated Certificate of Incorporation to change the Company's name to Bucyrus International, Inc.

   5. To ratify the appointment of Arthur Andersen LLP to serve as independent auditors of the Company.

   6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The Board of Directors has fixed the close of business on April 12, 1996, as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting.

   We hope that you will be able to attend the meeting in person, but if you are unable to do so, please complete, sign and promptly mail back the enclosed proxy form, using the return envelope provided. If, for any reason, you should subsequently change your plans, you can revoke the proxy at any time before it is actually voted.


                           By Order of the Board of Directors
                           BUCYRUS-ERIE COMPANY

                           \s\C. R. Mackus
                           Craig R. Mackus
                           Assistant Secretary

South Milwaukee, Wisconsin
April 26, 1996

                            BUCYRUS-ERIE COMPANY

                               P.O. Box 500
                           1100 Milwaukee Avenue
                     South Milwaukee, Wisconsin 53172


                              PROXY STATEMENT
                                    FOR
                      ANNUAL MEETING OF SHAREHOLDERS
                          To be Held May 23, 1996

   This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Bucyrus-Erie Company (the "Company"), a Delaware corporation, beginning on or about April 26, 1996, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on May 23, 1996, at 10:00 a.m., Central Time, at Bucyrus-Erie Company, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172, and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

   Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or in open meeting, by attending the Annual Meeting and voting in person, or by delivering a proxy bearing a later date.

   A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR approval of the election to the Board of Directors of Charles S. Macaluso and Frank W. Miller, FOR approval of the Bucyrus-Erie Company 1996 Employees' Stock Incentive Plan (the "1996 Plan"), FOR approval of the Bucyrus-Erie Company Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Stock Option Plan"), FOR the proposal to amend the Company's Restated Certificate of Incorporation to change the name of the Company to Bucyrus International, Inc. (the "Name Change Amendment"), FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for fiscal 1996, and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and the proposals to approve the 1996 Plan, the Non-Employee Directors' Stock Option Plan, the Name Change Amendment and the proposal to ratify Arthur Andersen LLP as independent auditors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

   Only holders of record of the Company's common stock, $.01 par value (the "Common Stock"), at the close of business on April 12, 1996, are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 10,234,574 shares of Common Stock, each of which is entitled to one vote per share.

                            ELECTION OF DIRECTORS

   At the Annual Meeting, nine (9) directors will be elected to hold office until the 1997 annual meeting of shareholders (the "1997 Annual Meeting") and until their successors are duly elected and qualified.

   As indicated below, seven (7) directors are deemed to be elected at the Annual Meeting. The only nominees for which proxies are being solicited are Charles S. Macaluso and Frank W. Miller, who were elected at the Board of Directors' meeting on March 11, 1996 to fill two vacancies caused by an amendment to the Company's Bylaws increasing the authorized number of directors from seven (7) to nine (9). If, as a result of unforeseen circumstances, either Mr. Macaluso or Mr. Miller, or both, shall be unable to serve as director, proxies will be voted for the election of such person or persons as the Board may select.

   Pursuant to the terms of the Second Amended Joint Plan of Reorganization (the "Amended Plan"), under which the Company emerged from bankruptcy on December 14, 1994 (the "Effective Date"), the size of the Board as of the Effective Date was fixed at seven directors, and the nominees named below (except Willard R. Hildebrand) and Phillip W. Mork, former President of the Company, were selected to serve as directors commencing as of the Effective Date (the "Original Directors"). Mr. Mork was selected by the Company's Board immediately prior to the Effective Date to serve as a director upon the Effective Date (the "Bucyrus Director"). Mr. Mork resigned as the Bucyrus Director on July 25, 1995 and was replaced as the Bucyrus Director by Mr. Hildebrand on March 11, 1996. For purposes of the Amended Plan and the Company's Restated Bylaws ("Restated Bylaws"), Mr. Hildebrand is considered an Original Director. Mr. Bartlett, Mr. Poole and Mr. Victor were selected prior to the Effective Date by the statutory creditors committee of unsecured creditors appointed pursuant to Section 1102 of the Bankruptcy Code to serve as directors upon the Effective Date (the "Committee Directors"). Mr. Radecki, Mr. Stark and Mr. Swansen were selected prior to the Effective Date by Jackson National Life Insurance Company ("JNL") to serve as directors upon the Effective Date (the "JNL Directors"). The Amended Plan provides that each Original Director shall serve from the Effective Date until the Annual Meeting and, pursuant to the provisions of Section 5.04(c) of the Amended Plan described below, shall serve from and after the 1996 Annual Meeting until the 1997 Annual Meeting and until their successors have been duly elected and qualified.

   Pursuant to Section 5.04(c) of the Amended Plan, all holders of B-E Holdings, Inc. ("Holdings"), the former parent of the Company, and the Company's unsecured debt securities and Holdings' equity securities who accepted the Amended Plan by ballot or master ballot and all holders of Holdings' and the Company's unsecured debt securities and Holdings' equity securities who were entitled to receive shares of Common Stock pursuant to the Amended Plan were deemed as of the Effective Date to have irrevocably agreed without any further action:

   1. to cause the shares of Common Stock received pursuant to the Amended Plan and all other shares of Common Stock beneficially owned by any such holder following the Effective Date to be voted for the election of each of the Original Directors as directors of the Company at the Annual Meeting for a one-year term ending on the date of the 1997 Annual Meeting and until their successors have been duly elected and qualified; and

   2. that any sale, transfer or other disposition, whether voluntary or involuntary, by operation of law or otherwise of any shares of Common Stock at any time prior to the Annual Meeting (a "Transfer"; and any person to whom any shares of Common Stock are Transferred is referred to as a "Transferee") shall be made subject to the irrevocable agreement to vote such shares of Common Stock for the election of each of the Original Directors at the Annual Meeting.

Under Section 5.04(c) of the Amended Plan, the irrevocable voting agreement described in (1) above is binding upon all Transferees. Any amendment or modification of Section 5.04(c) of the Amended Plan at any time prior to the 1997 Annual Meeting is prohibited. Certain provisions of the Restated Certificate of Incorporation of the Company and the Restated Bylaws relating to the election, number, tenure, qualifications and removal of and vacancies with respect to the Board cannot be amended or modified at any time prior to the 1997 Annual Meeting.

   The Restated Bylaws provide that if prior to the 1997 Annual Meeting, a vacancy in the Board resulting from the death, resignation, retirement or removal for cause (an "Original Director Vacancy Event") of an Original Director occurs, then if such Original Director is (i) the Bucyrus Director, the Board shall appoint an officer of the Company who served in such capacity prior to the Effective Date or, in the absence of any such person, an officer of the Company then serving in such capacity, (ii) a JNL Director, the remaining JNL Directors (or their successors) shall appoint the successor to such JNL Director, provided, however, if an Original Director Vacancy Event occurs in respect of (x) all JNL Directors or (y) the remaining JNL Director prior to the appointment of a successor to the other JNL Director, then, if at the time the Original Director Vacancy Event described in (x) or (y) occurs, JNL owns (1) 30% or more of the then issued and outstanding shares of Common Stock, the President of JNL shall appoint successors to such JNL Directors or
(2) less than 30% of the then issued and outstanding shares of Common Stock, a majority of the remaining Original Directors shall appoint successors to such JNL Directors; or (iii) a Committee Director, the remaining Committee Directors (or their successors) shall appoint the successor to such Committee Director, provided, however, if an Original Director Vacancy Event occurs in respect of (x) all Committee Directors or (y) the remaining Committee Director prior to the appointment of a successor to the other Committee Director, a majority of the remaining Original Directors shall appoint successors to such Committee Directors.

   Pursuant to Section 5.04(c) of the Amended Plan, all holders of Common Stock are deemed to have voted for each of the Original Directors as directors for terms expiring at the 1997 Annual Meeting. Because such shareholders are deemed to have voted for each of the Original Directors without any further action on their part, the Company is not soliciting proxies with respect to the election of Original Directors. Certain information that follows with respect to the Original Directors is presented for informational purposes only.

   The following sets forth certain information, as of January 31, 1996, about each of the nominees for election at the Annual Meeting. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.

                Nominees for Election at the Annual Meeting

   CRAIG SCOTT BARTLETT, JR., 62, Director of the Company since December 14, 1994. Since 1990 he has been a consultant on banking matters, and in conjunction with such activities was Senior Vice President and Chief Credit Officer of MTB Bank, a private banking firm from 1992 to 1994. From 1984 to 1990, he was Executive Vice President, Senior Lending Officer and Chairman, Credit Policy Committee, of National Westminster Bank USA. He presently serves as a Director of MTB Bank, Darling International, Inc., Harvard Industries, Inc., NVR, Inc., Triangle Wire & Cable, Inc., and The Western Transmedia Company, Inc.

   WILLARD R. HILDEBRAND, 56, Director, President and Chief Executive Officer of the Company, effective March 11, 1996. Mr. Hildebrand was President and Chief Executive Officer of Great Dane Trailers, Inc. (a privately held manufacturer of a variety of truck trailers) from 1991-1996. Prior to 1991, Mr. Hildebrand held a variety of sales and marketing positions with Fiat-Allis North America, Inc. and was President and Chief Operating Officer from 1985-1991.

   CHARLES S. MACALUSO, 52, Director of the Company, effective March 11, 1996. Since 1987 Mr. Macaluso has worked as an investment analyst for Investment Limited Partnership and it's successor firm The Airlie Group, L.P. Mr. Macaluso has been a partner of The Airlie Group, L.P. since 1988.
Mr. Macaluso is a principal in Miller Associates, a management consulting and private investment corporation, since 1995.

   FRANK W. MILLER, 51, Director of the Company, effective March 11, 1996. Mr. Miller was the Interim President and Chief Executive Officer of the Company from August 1, 1995 through March 11, 1996. Mr. Miller is President of Miller Associates (a management consulting and private investment corporation established by Mr. Miller in January, 1995). Prior to establishing Miller Associates, Mr. Miller was Vice Chairman and Chief Executive Officer of Darling International, Inc. (November, 1989 - December,
1994). Mr. Miller is a Director of Entex Information Services, Inc., Quality Institute International, Sound Advice and M. F. Horan Company.

   GEORGE A. POOLE, JR., 64, Director of the Company since December 14, 1994, and has been a private investor since July 1, 1985. Mr. Poole serves as a Director of Rock Island Foods, Inc., Spreckels Industries, Inc., and U.S. Home Corporation.

   JOSEPH J. RADECKI, JR., 37, Director of the Company since December 14, 1994. Mr. Radecki is currently Executive Vice President (1990) of Jefferies & Company, Inc., an investment banking and advisory firm. Prior to joining Jefferies & Company, Mr. Radecki was a First Vice President (from 1983-1990) in the International Capital Markets Group at Drexel Burnham Lambert, Inc., where he specialized in financial restructurings and recapitalizations.

   F. JOHN STARK, III, 37, Director of the Company since December 14, 1994. Since 1990, Mr. Stark has been a Senior Vice President, General Counsel and portfolio manager of the Special Investments Portfolio for PPM America, Inc., an asset management company. Prior to his employment at PPM America, Inc.
Mr. Stark was employed by Washington Square Capital (1989 to 1990), Chief Operating Officer and General Counsel of Rubber Research Elastomerics, Inc. in Minneapolis, Minnesota (1986 to 1989), and the law firm of Briggs and Morgan in Minneapolis, Minnesota (1984 to 1986). Mr. Stark is a director of PPM America, Inc. and Carolina Steel.

   RUSSELL W. SWANSEN, 38, Director of the Company since December 14, 1994. Mr. Swansen has been President of PPM America, Inc. since 1990. From 1987 to 1990, Mr. Swansen was an Executive Vice President of Washington Square Capital, a financial services subsidiary of the NWNL Co., where he headed its investment advisory division and was a director of Washington Square Mortgage Company, a residential mortgage banking firm. Mr. Swansen is a director of PPM America, Inc. and Carolina Steel.

   SAMUEL M. VICTOR, 40, Director of the Company since December 14, 1994.
Mr. Victor is an Executive Vice President and a Principal of Chanin and Company, an investment banking and financial advisory firm, which he helped form in 1990. Prior to joining Chanin and Company, Mr. Victor was a Vice President (1988-1990) in the Corporate Finance Department of Drexel Burnham Lambert, Inc., specializing in bankruptcies and restructurings. He is also a director of BDK Holdings and California Beach Restaurants, Inc.

   Unless otherwise indicated, each director listed above is a citizen of the United States and the address of such person is the Company's principal executive offices. There are no family relationships among directors and executive officers of the Company.

   Mr. Macaluso and Mr. Miller will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). As indicated above, all holders of Common Stock are deemed to vote for the seven (7) Original Directors. An abstention from voting will be tabulated as a vote withheld on the election and will be included in computing the number of shares present for purposes of determining the presence of a quorum, but will not be considered in determining whether Mr. Macaluso or Mr. Miller has received a plurality of the votes cast at the Annual Meeting.

                            BOARD OF DIRECTORS

General

   The Board held twelve meetings in 1995. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which the director served during 1995.

   The Board has a standing Audit Committee and Compensation and Management Development Committee (the "Compensation Committee"). The Audit Committee consists of Messrs. Poole, Radecki and Stark. The principal functions performed by the Audit Committee, which met four times in 1995, are to meet with the Company's independent public accountants before the annual audit to review procedures and the scope of the audit; to review the results of the audit; to review the financial control mechanisms used by the Company and the adequacy of the Company's accounting and financial controls; and to annually recommend to the Board a firm of independent public accountants to serve as the Company's auditors. The Compensation Committee in 1995 consisted of Messrs. Bartlett and Stark (with Phillip W. Mork, then President, until his resignation on July 25, 1995), but, as of March 11, 1996, is composed of Messrs. Bartlett and Swansen. The principal functions of the Compensation Committee, which met three times in 1995, are to review and make recommendations to the Board concerning (i) the compensation and related benefits of elected officers; (ii) incentive and bonus plans that include elected officers and (iii) long-range planning for executive development and succession. In addition, it reviews Company policies regarding compensation for senior management and other employees and establishes and periodically reviews Company policies on management perquisites.

   The Board has no standing nominating committee. Seven (7) of the director nominees are selected pursuant to Section 5.04(c) of the Amended Plan and only two are currently elected by shareholders. The Board will consider nominees recommended by shareholders consistent with Section 5.04(c) of the Amended Plan, but has no established procedures.

Director Compensation

   Directors of the Company, other than full time employees, currently receive $2,500 each month, regardless of whether meetings are held or the number of meetings held. Messrs. Stark and Swansen have declined to accept any fees. Instead, such fees are paid by the Company directly to JNL, the assets of which are managed by PPM America, Inc., the employer of Messrs. Stark and Swansen. During 1995 and until March 11, 1996, JNL directed that Messrs. Swansen's and Stark's $2,000 monthly fees be paid by the Company to Jefferies & Company, of which Mr. Radecki is Executive Vice President. No fees are paid for attendance at Committee meetings. In addition, Mr. Bartlett was paid $1,500 during 1995, at the rate of $1,000 per day, for services performed as a member of the Operating Committee of the Board. Directors are also reimbursed for out-of-pocket expenses.

   In addition to the compensation described above, each director who was not a full time employee of the Company automatically received an option for 2,000 shares of Common Stock at an option price of $6.00 per share on February 16, 1995 (the effective date of the Non-Employee Directors' Stock Option Plan) and an option for 2,000 shares of Common Stock on February 8, 1996 at an option price of $9.25 per share, in accordance with the terms of such plan. Under the terms of the Non-Employee Directors' Stock Option Plan, each person who was a director on the effective date of the plan automatically received an option for 2,000 shares of Common Stock. The plan further provides that each person who was not a director on the effective date of the plan automatically receives an option for 2,000 shares of Common Stock when first elected as a non-employee director of the Company. Pursuant thereto, Messrs. Macaluso and Miller were each granted an option for 2,000 shares of Common Stock at an option price of $9.00 per share. Subsequent to the initial grant, each non-employee director (who continues to serve in such capacity) automatically receives an option to purchase an additional 2,000 shares of Common Stock on the date of the first Board meeting of each calendar year for as long as the plan remains in effect. Notwithstanding the above, Messrs. Stark and Swansen have declined to accept any options under such plan. The option price for all options granted under the Non-Employee Directors' Stock Option Plan is equal to the last sale price of the Common Stock on the NASDAQ Stock Market on the date of grant. Options granted to non-employee directors under the Non-Employee Directors' Stock Option Plan terminate on the earlier of (a) ten years after the date of grant, (b) six months after the non-employee director ceases to be a director by reason of death, or (c) three months after the non-employee director ceases to be a director for any reason other than death. Options granted under the Non-Employee Directors' Stock Option Plan may not be exercised until the plan has been approved by shareholders. A proposal to grant such approval will be considered at the Annual Meeting. See "NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN."

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth the beneficial ownership as of March 15, 1996 of the Common Stock by each person who is known to the Company to be the beneficial owner of five percent or more of the Common Stock:


   Name and Address           Amount and Nature of       Percent of
   of Beneficial Owner        Beneficial Ownership        Class(1)

Jackson National Life
 Insurance Company(2)
5901 Executive Drive
Lansing, MI  48911-5333           4,228,382(2)            41.31%

SSP, Inc.(3)
3801 Kennett Pike
Wilmington, DE  19807
                                  1,160,979(3)            11.34%(3)
Greycliff Partners(3)
89 Headquarters Plaza
Morristown, NJ  07960

Franklin Resources, Inc.
777 Mariners Island Blvd.
San Mateo, CA  94404                774,899(4)             7.57%

____________________

(1) Calculated on the basis of 10,234,574 shares of Common Stock issued and outstanding.
(2) According to the Schedule 13D ("13D") statement dated December 23, 1994, as amended by Amendment No. 1 thereto dated April 4, 1995
      (i) JNL shares voting power and dispositive power with PPM America, Inc. over all such shares;(ii) PPM America, Inc. serves as the investment advisor to JNL pursuant to a Discretionary Investment Management Agreement between JNL and PPM America, Inc. dated as of April 14, 1993; and (iii) JNL and PPM America, Inc. are both indirect, wholly-owned subsidiaries of Prudential Corporation plc, a corporation organized under the laws of the United Kingdom.
(3) According to a 13D dated June 16, 1995, Greycliff Partners shares voting and dispositive power over 1,160,979 shares of Common Stock with Mikael Salovaara and Alfred C. Eckert, III, its general partners. The 13D also states that Greycliff Partners is the investment advisor for and shares voting and dispositive power with the South Street Corporate Recovery Fund I, L.P., the South Street Leveraged Corporate Recovery Fund, L.P. and the South Street Corporate Recovery Fund I (International), L.P. (collectively the "South Street Funds"), except that such powers held by Greycliff Partners are subject to the supervision and control of the South Street Funds' respective general partners. Such funds share voting and dispositive power over 914,908 shares, 223,297 shares and 22,774 shares of Common Stock, respectively. The 13D also states that SSP, Inc., the ultimate general partner for both the South Street Corporate Recovery Fund I, L.P. and the South Street Leveraged Corporate Recovery Fund, L.P., shares voting and dispositive power over 1,138,205 shares of Common Stock, and that SSP International, Inc., the ultimate general partner for the South Street Corporate Recovery Fund I (International), L.P., shares voting and dispositive power over 22,774 shares of Common Stock. Notwithstanding the above reference to Greycliff Partners, it is the Company's understanding that since the filing of the 13D, SSP, Inc. has assumed direct responsibility for exercising the voting and dispositive power over the South Street Corporate Recovery Fund I, L.P. and the South Street Leveraged Corporate Recovery Fund, L.P. All such shares over which Greycliff Partners and the other parties described herein share beneficial ownership were acquired upon the conversion of certain debt securities of the Company during bankruptcy. JNL has objected to the proofs of claim filed with the Bankruptcy Court by the indenture trustees for the debt securities to the extent that such proofs of claim related to debt securities beneficially owned by the South Street Funds. As a result of such objection, the Company believes that the shares of Common Stock beneficially owned by the South Street Funds are being held in escrow pursuant to an agreement between JNL and the South Street Funds pending further order of the Bankruptcy Court with respect to JNL's objection.
(4) Includes 741,331 shares of Common Stock beneficially owned by Age High Income fund. Age High Income Fund, a Colorado organization, is a subsidiary of Franklin Resources, Inc., a Delaware corporation. According to the Schedule 13G statement dated February 12, 1996 filed with the Securities and Exchange Commission by Franklin Resources, Inc. and Age High Income Fund (i) Franklin Resources, Inc. has shared dispositive power over and sole voting power over 774,899 shares of Common Stock; and (ii) Age High Income Fund has sole voting power over, shared dispositive power over, the right to receive dividends from and the right to receive proceeds from the sale of 741,331 shares of Common Stock.

Executive Officers and Directors

   The following table sets forth the beneficial ownership as of March 15, 1996 of the Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group.

                              Amount and nature
    Name of                     of Beneficial     Percent of
Beneficial Owner                Ownership(1)       Class(2)

J.D. Annand                           0              *
C.S. Bartlett, Jr.                4,000 (3)          *
D.M. Goelzer                        163              *
W.R. Hildebrand                 200,000 (5)          2%
C.S. Macaluso                     2,000 (4)          *
C.R. Mackus                         972              *
F.W. Miller                       2,100 (4)          *
P.W. Mork                         3,242              *
T.B. Phillips                         0              *
G.A. Poole, Jr.                   4,000 (3)          *
J.J. Radecki, Jr.                 4,000 (3) (6)      *
E.F. Schweitzer                     729              *
F.J. Stark, III                       0 (3) (7)      *
T.W. Sullivan                         0              *
R.W. Swansen                          0 (3) (8)      *
S.M. Victor                       4,000 (3)          *
All directors and executive officers
as a Group (16 persons)         225,206              2%

____________________

*  Less than 1%.
(1) The specified persons have sole voting power and sole investment power as to all of the shares of Common Stock.
(2)   Calculated on the basis of 10,234,574 outstanding shares of Common
      Stock.
(3) Includes options to purchase 4,000 shares of Common Stock awarded under the Non-Employee Directors' Stock Option Plan. These options may be exercised only upon stockholder approval of the plan at the Annual Meeting. Messrs. Stark and Swansen have declined to receive any options.
(4) Includes options to purchase 2,000 shares of Common Stock awarded under the Non-Employee Directors' Stock Option Plan. These options may be exercised only upon stockholder approval of the plan at the Annual Meeting.
(5) Includes 200,000 shares subject to the exercise of a Non-Qualified Stock Option Agreement, but does not include 100,000 shares of Restricted Stock and 200,000 shares of Restricted Stock under a Time Accelerated Restricted Stock Agreement, all of which shares and agreements are subject to the approval of the 1996 Plan by the holders of Common Stock at the Annual Meeting.
(6) Mr. Radecki was selected as a director of the Company by JNL (which is deemed to be the beneficial owner of 4,228,382 shares of Common Stock) pursuant to the provisions of Section 5.04(c) of the Amended Plan.
      Mr. Radecki disclaims beneficial ownership of all such shares.
(7) Mr. Stark is a director and an officer of PPM America, Inc., which is deemed to be the beneficial owner of 4,228,382 shares of Common Stock. Mr. Stark disclaims beneficial ownership of all such shares.
(8) Mr. Swansen is a director and an officer of PPM America, Inc., which is deemed to be the beneficial owner of 4,228,382 shares of Common Stock. Mr. Swansen disclaims beneficial ownership of all such shares.

                             LEGAL PROCEEDINGS

   Pursuant to a Settlement Agreement dated May 23, 1995 (the "Settlement Agreement") between the Company and JNL, the holder of approximately 41.31% of Common Stock, JNL agreed: (a) to execute general releases of all claims, known or unknown, arising at any time through the date of such releases, in favor of Messrs. William B. Winter (former Chairman of the Board of the Company), Ray G. Olander (former Vice Chairman and former director of the Company), Norbert J. Verville (former Vice President - Finance and Treasurer and former director of the Company) and David M. Goelzer (former Vice President, Secretary and General Counsel and former director of the Company) (the "Releasees"); and (b) to discontinue with prejudice, and without costs as against any party, its action against the Releasees pending in the United States District Court for the Southern District of New York (the "JNL Suit"). All fees and expenses of such former officers in connection with the JNL Suit were paid by the Company.

   JNL filed an Application for Allowance of Expenses (approximately $3,300,000) with the United States Bankruptcy Court, Eastern District of Wisconsin (the "Bankruptcy Court"), seeking reimbursement from the Company pursuant to Section 503(b) of the Bankruptcy Code for professional fees and disbursements incurred by JNL during the Company's reorganization proceedings under chapter 11 of the Bankruptcy Code (the "Section 503(b) Claim"). Pursuant to the Settlement Agreement, JNL has agreed that, in the event that the Section 503(b) Claim is allowed in whole or in part by the Bankruptcy Court, in lieu of requiring payment of any award in cash, JNL will accept payment in Common Stock at a price equal to $5.6375 per share (the average closing price of such stock on the NASDAQ Stock Market on June 20, 21, 22, 23 and 26, 1995). The case began on November 29, 1995 and closing arguments are scheduled for April 18, 1996.

                          EXECUTIVE COMPENSATION

Summary Compensation Information

   The following table sets forth certain information for each of the last three fiscal years concerning compensation awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer during fiscal 1995 and each of its other most highly compensated executive officers in office on December 31, 1995 whose total cash compensation exceeded $100,000 in fiscal 1995 and two additional executive officers whose compensation was such that they would have been included in the Summary Compensation Table had they still been officers on December 31, 1995. The persons named in the table are sometimes referred to herein as the "named executive officers."

                        Summary Compensation Table

                          Annual Compensation(1)

     Name and                                          All Other
Principal Position   Year   Salary($)   Bonus($)   Compensation($)(2)

Phillip W. Mork      1995   125,363       -            143,668
 President (3)       1994   207,108       -              4,620
                     1993   199,140       -              4,497

Frank W. Miller      1995     (3)         -                  -
 Interim President
 and Chief Executive
 Officer (3)

David M. Goelzer     1995   109,575       -              55,227
 Vice President,     1994   134,652       -              4,040
 General Counsel and 1993   124,594       -              3,738
 Secretary (4)

Elroy F. Schweitzer  1995   131,183       -              4,020
 Vice President-     1994   123,937       -              3,718
 Engineering         1993   116,689       -              3,501

Craig R. Mackus      1995   114,900     10,000           3,403
 Controller and      1994   105,030                      3,151
 Assistant Secretary 1993    97,440                      2,923

Timothy W. Sullivan  1995   114,932     10,000           3,798
 Vice President-     1994   102,507                      3,075
 Marketing           1993    95,352                      2,861

_______________
(1) Certain personal benefits provided by the Company to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer's salary and bonus in each respective year.

(2) "All Other Compensation" for 1995 includes the employer match under the Company's 401(k) savings plan: P. W. Mork ($4,620), D. M. Goelzer ($4,316), E. F. Schweitzer ($4,020), C. R. Mackus ($3,403) and T. W.
     Sullivan ($3,798); and payments made in 1995 in connection with separation agreements and accrued vacations: P. W. Mork ($115,356 separation agreement, $23,692 vacation) and D. M. Goelzer ($37,987 separation agreement, $12,924 vacation).

(3) Mr. Mork resigned as President of the Company on July 25, 1995. Mr. Miller succeeded Mr. Mork as Interim President and Chief Executive Officer pursuant to a Management Agreement (the "Management Agreement"), dated July 21, 1995, as amended, between the Company and Miller Associates, Inc. ("Miller Associates"). Amounts paid by the Company under the Management Agreement are paid to Miller Associates and Mr. Miller is separately compensated by Miller Associates. Pursuant to the Management Agreement, Mr. Miller served as Interim President and Chief Executive Officer until a new President and Chief Executive Officer was appointed by the Board. See "CERTAIN RELATIONSHIPS - Transactions with Management."

(4) Mr. Goelzer resigned as Vice President and Secretary of the Company on July 25, 1995, and as General Counsel of the Company on October 1, 1995.

Pension Plan Table

     The following table sets forth the estimated annual benefits payable on a straight life annuity basis (prior to offset of one-half of estimated Social Security benefits) to participating employees, including officers, upon retirement at normal retirement age for the years of service and the average annual earnings indicated under the Company's defined benefit pension plan.

                                   Years of Service
Remuneration      35        30        25        20        15

  $125,000     $ 76,563  $ 65,625  $ 54,688  $ 43,750  $ 32,813
   150,000       91,875    78,750    65,625    52,500    39,375
   175,000      107,188    91,875    76,563    61,250    45,938
   200,000      122,500   105,000    87,500    70,000    52,500
   225,000      137,813   118,125    98,438    78,750    59,063
   250,000      153,125   131,250   109,375    87,500    65,625
   300,000      183,750   157,500   131,250   105,000    78,750
   400,000      245,000   210,000   175,000   140,000   105,000
   450,000      275,625   236,250   196,875   157,500   118,125
   500,000      306,250   262,500   218,750   175,000   131,250

    Covered compensation for purposes of the Company's defined benefit pension plan consists of the average of a participant's highest total salary and bonus (excluding compensation deferred pursuant to any non-qualified plan) for a consecutive five year period during the last ten calendar years of service prior to retirement.

    The years of credited service under the defined benefit pension plan for each of the individuals named in the Summary Compensation Table are as follows: Mr. Mork (30), Mr. Schweitzer (34), Mr. Goelzer (24), Mr. Mackus
(20) and Mr. Sullivan (20).

    Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Company has supplemental plans which authorize the payment out of general funds of the Company of any benefits calculated under provisions of the applicable retirement plan which may be above the limits under these sections.

Board Compensation Committee Report on Executive Compensation

    The Compensation Committee of the Board, subject to the approval of the Board, is responsible for the various aspects of the Company's compensation package offered to its executive officers, including the named executive officers and the Chief Executive Officer. Until July 25, 1995, the Compensation Committee consisted of Phillip W. Mork, President of the Company,
C. Scott Bartlett, Jr. and F. John Stark, III. After Mr. Mork's resignation on July 25, 1995, the Compensation Committee consisted of Messrs. Bartlett and Stark. The Company suffered losses in the last several years and entered Chapter 11 bankruptcy proceedings in February, 1994, emerging in December, 1994. Although the Compensation Committee established an Incentive Plan in 1995, which was based on EBITDA (earnings before interest, taxes, depreciation and amortization), no Incentive Plan payments were made to the executive officers under such plan, since the EBITDA goals were not achieved. The bonuses paid to Messrs. Sullivan and Mackus (see "EXECUTIVE COMPENSATION -- Summary Compensation Table") were discretionary bonuses, given in consideration for each individual's promise not to voluntarily resign prior to June 30, 1996 and as additional consideration for superseding prior agreements.

    Executive base salaries are reviewed annually. The Compensation Committee seeks to link executive compensation to corporate financial performance and return to shareholders. The Compensation Committee, where appropriate, also considers nonfinancial performance measures. These include increase in market share, manufacturing efficiency gains, improvements of product quality and improvements in relations with customers, suppliers and employees. These factors are considered on a case-by-case basis and the Compensation Committee does not assign any specific weight to any of the factors.

    Since corporate performance has been poor in recent years, the Compensation Committee believes base salaries have not increased relative to other companies in its industry. Except for a specific incentive plan which the Compensation Committee may adopt for a specific year, such as 1995, the Company has no specific plans or arrangements which determine executive compensation. The Compensation Committee generally begins its review by analyzing the current base salaries of the executive officers, including the Chief Executive Officer. Based on such review, the corporate performance of the Company, the individual contributions of the executive officers, and the factors discussed in the preceding paragraph, the Compensation Committee then recommends approval of its determinations to the Board.

    Under Section 162(m) of the Internal Revenue Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Since the Company has had no stock options or other long-term incentive plans in past years, Section 162(m) has never been a concern. To the greatest extent possible, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Internal Revenue Code, although the Compensation Committee reserves the right, in individual cases, to cause the Company to enter into compensation arrangements which do not qualify for deductibility under Section 162(m) (for example, the March 11, 1996 compensation package of Mr. Hildebrand, the new President and Chief Executive Officer, will not so qualify).

                           BUCYRUS-ERIE COMPANY
                          COMPENSATION COMMITTEE

                          C. Scott Bartlett, Jr.
                            F. John Stark, III

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee, until March 11, 1996, consisted of Messrs. Bartlett and Stark. Mr. Mork, former President of the Company, served on the Compensation Committee until July 25, 1995 when he resigned as President and director of the Company. The Compensation Committee now consists of Messrs. Bartlett and Swansen. Messrs. Swansen and Stark are Executive Officers of PPM America, Inc., which serves as investment advisor to, and is a sister company to, JNL, owner of approximately 41.31% of the outstanding Common Stock. JNL is also a holder of approximately $56 million face amount of the Company's Secured Notes due December 14, 1999. For a description of such notes, see "CERTAIN RELATIONSHIPS - Ownership of Secured Notes."


                           CERTAIN RELATIONSHIPS

Separation Agreements

    The Company and each of Messrs. Mork and Goelzer entered into agreements dated July 25, 1995 (the "Separation Agreements") pursuant to which each such person resigned, on such date, all of their respective positions with the Company, except that Mr. Goelzer remained as General Counsel until October 1, 1995. Pursuant to the Separation Agreements, the Company and each such person terminated the existing employment agreements between the Company and each such person. The Separation Agreements provide that each such person agrees to perform 24 months of consulting services for the Company and provides for certain payments to each of such individuals as follows: Mr. Mork - $419,907 payable in 18 equal monthly installments, commencing August 15, 1995 plus the sum of $200,000 payable in 60 equal monthly installments, commencing
February 15, 1997; Mr. Goelzer - $223,206 payable in 18 equal monthly installments commencing October 15, 1995 plus $50,000 payable in 24 equal monthly installments, commencing April 15, 1997.

    The first amount shown above for each person is called the "Separation Payment" and the second amount is called the "Special Payment." The monthly Separation Payments are subject to a cost of living adjustment. The Separation Payments and the Special Payments are payable by the Company whether or not any such individual is able to perform consulting services and whether or not employment is available to any of them. On the death of any such person while receiving payments, the remaining payments are converted to a lump sum payment equal to the discounted value of such remaining payments based on a specified formula.

    The Separation Agreements also provide for continuation of insurance benefits (including life and medical insurance and vision and dental care) until January 15, 2002 and March 15, 1999 for Messrs. Mork and Goelzer, respectively, provided that if full-time employment is obtained by such persons before such respective dates, such person will first look to the new employer for payment of the insurance benefits, with the Company being responsible only to the extent of any excess insurance benefits under the Company's plan over the insurance benefits available under the new employer's plan. The 24 month consulting period will count for purposes of determining years of credited service under the Company's retirement plans and each individual will be entitled to participation in the Company's 401(k) Savings Plan on the same basis as other employees with respect to compensation paid during such consulting period. The Separation Agreements also included mutual releases of all claims by the Company and each such individual.

Transactions with Management

    The Company entered into the Management Agreement with Miller
Associates, pursuant to which the Company engaged Miller Associates to provide certain management services, including those of Frank W. Miller as Interim President and Chief Executive Officer and James D. Annand as Interim Chief Financial Officer. Mr. Miller is the President of Miller Associates.

    The Management Agreement provided that Messrs. Miller and Annand and certain other employees of Miller Associates (the "Project Team") will provide management services and expertise to the Company and manage the operations of the Company commencing on August 2, 1995 until terminated by the Company as described below. Pursuant to the Management Agreement, the Company agreed to pay Miller Associates a monthly fee of $65,000 for each of August and September, 1995 and $55,000 for each month thereafter until the Company hired a new chief executive officer and such person commenced employment with the Company. The Company also agreed to reimburse Miller Associates for all reasonable out-of-pocket expenses incurred by Miller Associates in connection with the Project Team's performance under the Management Agreement. The Management Agreement further provided that neither Mr. Miller or Mr. Annand, nor any other employee of Miller Associates will be considered an employee of the Company and that Miller Associates is responsible for payment of compensation, disability benefits and unemployment insurance, and for the payment and withholding of payroll taxes. The Management Agreement was terminated with the hiring of Mr. Hildebrand as President and Chief Executive Officer on March 11, 1996.

    The Management Agreement provided that notwithstanding its termination, Mr. Miller and Mr. Macaluso, a member of the Project Team, will each use his best efforts to provide services to the Company on an "as needed" basis for a thirty-day period following termination of the Management Agreement if the new chief executive officer of the Company desires the services of either or both of Messrs. Miller and Macaluso. In the event the Company's new chief executive officer retains either or both of Messrs. Miller or Macaluso after the termination of the Management Agreement, the Company will pay Miller Associates $1,500 per day for each of Mr. Miller and Mr. Macaluso and, in addition, reimburse Miller Associates' customary and reasonable out-of-pocket expenses. The Management Agreement also provided that notwithstanding its termination, Mr. Annand will remain as Interim Chief Financial Officer of the Company for a period of 30 days after the termination of the Management Agreement in consideration of a monthly payment to Mr. Annand of $15,000. The Management Agreement further provided that the Company may retain Mr. Annand's services beyond such 30-day extension period upon such terms as Mr. Annand and the Company may agree.

Employment Agreement; Change of Control

    The Company and Mr. Hildebrand are parties to an Employment Agreement, dated March 11, 1996, pursuant to which Mr. Hildebrand was employed as President and Chief Executive of the Company. The Company also agreed to use its best efforts to elect him as a director. The base salary provided is $400,000 per year, subject to increase at the discretion of the Board.
Mr. Hildebrand is also eligible to participate in the Company's Short-Term Incentive Plan for Chief Executive Officers ("Bonus Plan") (to be adopted at a later date) which shall provide for an annual cash incentive bonus equal to 50% of base salary in the event of achievement of targeted performance and a maximum of 100% of base salary in the event of exceptional performance, as determined in accordance with the Bonus Plan. The Employment Agreement provides a payment of $187,021 to compensate Mr. Hildebrand for his change of residence as well as reimbursement of reasonable relocation costs. Mr. Hildebrand is entitled to participate in the Company's employee benefit plan for senior executives and is provided other fringe benefits, such as country club membership, vacation and the use of a Company car. To reimburse Mr. Hildebrand for lost retirement benefits, the Company has agreed to provide him with a fully vested retirement benefit ("New Benefits") having an after-tax value equivalent to the after-tax value of the foregone benefits (a pre-tax value of $30,000 per year). If the Company and Mr. Hildebrand cannot agree on all the terms and conditions of the New Benefits, the Company agrees to provide Mr. Hildebrand with a non-qualified supplemental executive retirement plan which will provide him a fully vested pre-tax lifetime annuity of $30,000 per year commencing at age 65, with certain survivor's benefits.

    The initial term of the Employment Agreement is three (3) years, with two (2) automatic one-year renewals unless the Company terminates at least two
(2) months before a renewal period. In addition, the Company may terminate Mr. Hildebrand's employment at any time for "cause," as defined, and on two
(2) months' notice without "cause." Mr. Hildebrand may terminate his employment at any time by giving at least ninety (90) days' notice. Mr. Hildebrand is to receive different severance compensation based on whether the termination is (i) for "cause," (ii) voluntary on Mr. Hildebrand's part, (iii) voluntary on the Company's part without "cause," or (iv) due to death or Disability, as defined.

    The Employment Agreement provides for certain payments in the event that Mr. Hildebrand's employment is terminated as a result of a "Qualifying Termination," as defined, due to a "Change of Control" of the Company, defined
(i) as acquisition of 20% or more of the voting power of the Company's securities by a person who did not own 5% or more of the Company's voting securities on the date of the Employment Agreement, (ii) as shareholder approval of a merger or consolidation of the Company with another corporation where the former Company shareholders own less than 50% of the combined entity, (iii) as shareholder approval of a sale of substantially of all of the Company's assets, (iv) if, during any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the Board cease to constitute at least a majority of the directors, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, (v) the sale by JNL or any of its affiliates of more than 66% of the Common Stock owned by JNL on March 11, 1996, except to JNL or any affiliate of JNL; or (vi) the Company shall become eligible to terminate the registration of any class of its securities then registered under the Securities Exchange Act of 1934, as amended.

    One of the events of Qualifying Termination is termination by Mr. Hildebrand for "Good Reason," which is defined as (i) assignment of duties materially inconsistent with the President's duties, responsibilities and status or a material reduction or material alteration thereof, (ii) basing
Mr. Hildebrand at least fifty (50) miles further from his residence than the distance such residence is, at the date of the Change of Control, from the Company's headquarters, (iii) a reduction in Mr. Hildebrand's base salary, or
(v) a material reduction in Mr. Hildebrand's participation in various Company plans. Upon the termination of employment under a Qualifying Termination within six (6) months before, or twenty-four (24) months after, a Change of Control, the Company is obligated to pay Mr. Hildebrand's base salary for the greater of (i) the remainder of the employment term, or (ii) one (1) year. In addition, Mr. Hildebrand is to receive the average of the bonus compensation paid to him in the past two (2) years, or if bonus compensation has been paid for one (1) year or less preceding the Qualifying Termination, a fractional share of such bonus. The Employment Agreement provides that if any compensation which would be payable under the Employment Agreement contingent on a Change in Control would result in the imposition of an excise tax on Mr. Hildebrand pursuant to the Internal Revenue Code or in the non-deductibility of such compensation by the Company for Federal income tax purposes, then arrangements shall be made to pay Mr. Hildebrand one dollar ($1) less than the maximum which he would receive without becoming subject to the excise tax or which the Company may pay without losing its deduction; provided, however, such reduction will be made only if it results in Mr. Hildebrand receiving a greater net benefit than he would have received had a reduction not occurred and an excise tax been paid.

    Pursuant to the Employment Agreement, Mr. Hildebrand was granted non-qualified stock options for 200,000 shares of Common Stock, 100,000 shares of Restricted Stock and 200,000 shares of Time Accelerated Restricted Stock. See "1996 PLAN - New Plan Benefits." The agreement covering the 100,000 shares of Restricted Stock and the 200,000 shares of Time Accelerated Restricted Stock both provide that the restriction period ends on a Change of Control and that all such shares will then be free of restrictions.

Employment and Consulting Agreement; Change of Control

    The Company and Mr. Schweitzer, Vice President - Engineering of the Company, entered into an agreement dated July 1, 1992, as amended on November 28, 1994 (the "Schweitzer Agreement"), pursuant to which the Company agreed to pay Mr. Schweitzer certain consulting fees in the event his employment with the Company is terminated following a change in control (as defined in the agreement) of the Company. The Schweitzer Agreement provides that the monthly consulting fees payable pursuant thereto will be equal to one-twelfth of the highest annual compensation Mr. Schweitzer received from the Company during any twelve months preceding the termination date, as adjusted for inflation. The Company will, in addition, provide such insurance benefits as Mr. Schweitzer would have received had his employment with the Company continued, provided, however, that if Mr. Schweitzer is employed full time by another party during the term of the agreement, the Company is obligated to provide only those benefits that are in excess of any similar benefits offered by such employer. The Company will pay the consulting fees to Mr. Schweitzer for a period of twelve months in the event of a termination by Mr. Schweitzer or eighteen months in the event of a termination by the Company (the "Consulting Period"). In either case, however, the Consulting Period will cease on the last day of the month in which Mr. Schweitzer reaches his 65th birthday.

    The Schweitzer Agreement provides that the consulting fees become payable upon the termination of Mr. Schweitzer's employment either by the Company or by Mr. Schweitzer, if within twelve months before termination by Mr. Schweitzer or within eighteen months before termination by the Company: the composition of a majority of the Board has changed by reason of the election of new directors not nominated or elected by the Board, the Company was merged or consolidated with any other corporation, thirty percent or more of the voting common stock of the Company was acquired by a person or affiliated group or five percent or more of the Company's assets were acquired by a person or affiliated group. The Schweitzer Agreement also provides that a termination by the Company will be deemed to have occurred in the event
Mr. Schweitzer terminates his employment after any reduction of his position to a position of lesser responsibility, a de facto reduction of Mr. Schweitzer's duties or responsibilities, the reduction of Mr. Schweitzer's base salary or rate of maximum potential bonus unless such salary or bonus reduction is part of a reduction of compensation generally applicable to all management employees of the Company, or a Company imposed requirement that Mr. Schweitzer move his residence or principal place of business to any location unacceptable to him.

    The Schweitzer Agreement provides that if Mr. Schweitzer engages in any activity which competes with the business of the Company or any of its subsidiaries, or is employed by a business which competes with the business of the Company or any of its subsidiaries, he will have no right to payments applicable to the period thereafter during the Consulting Period and must promptly return to the Company all amounts paid to him for such consulting fees. The Schweitzer Agreement also provides that Mr. Schweitzer may not disclose to any person confidential information concerning the Company or its subsidiaries or any trade secrets of the Company or its subsidiaries at any time after the termination of his full-time employment (except as required by law) without the consent of the Company.

    Notwithstanding any of its provisions, the Schweitzer Agreement provides that if any compensation which would otherwise be payable under the agreement, when added to any other applicable compensation of Mr. Schweitzer, would result under any circumstances in the imposition of an excise tax on Mr. Schweitzer pursuant to the Internal Revenue Code or in the non-deductibility by the Company for Federal income tax purposes of any portion of the related compensation expense of the Company, then the compensation otherwise payable under the Schweitzer Agreement will not be payable and will be forfeited by Mr. Schweitzer to the Company.

Senior Executive Termination Benefits Agreements

    The Company and each of Messrs. Mackus and Sullivan (each an
"Executive") entered into Senior Executive Termination Benefits Agreements dated December 7, 1995, which provide that if either Executive's employment with the Company is terminated in certain cases, the Company will pay the terminated Executive termination benefits as described below. Messrs. Mackus and Sullivan are Controller/Assistant Secretary and Vice President - Marketing, respectively, of the Company. The benefits that are payable pursuant to the agreements are payment of a monthly sum equal to the Executive's annual base salary (plus a 5% inflation rate) at the rate in effect on the date his employment with the Company terminated (the "Termination Date") for a period of eighteen months from the Termination Date; payment of any accrued vacation time due but not yet taken at the Termination Date not exceeding five weeks at the then current base salary (excluding the inflation adjustment); continuation of the Executive's participation (including dependent coverage) in any life, disability, health and dental plans, and any other similar fringe benefits of the Company (except business accident insurance and continued contributions to qualified retirement plans) in effect immediately prior to the Termination Date, or equivalent benefits provided by the Company, for a period of twelve months from the Termination Date to the extent allowed under the policies or agreements pursuant to which the Company obtains and provides such benefits; and provision of personal executive counseling, chosen by the Executive, in an amount not to exceed $10,000. The agreements also provide for an increase in Mr. Sullivan's and Mr. Mackus' base salaries to $128,000 and $123,000, respectively, and a cash bonus of $10,000, which was paid to each in 1995.

    The agreements provide that the termination benefits will become payable if the Executive's employment with the Company is terminated for any reason except voluntary termination by the Executive, termination with cause or normal retirement. For purposes of the agreements, "voluntary termination" means the voluntary resignation by the Executive of his employment with the Company. The agreements define "termination with cause" as termination of the Executive's employment by the Company following the continued failure of the Executive to render services to the Company in accordance with his employment, which failure amounts to gross neglect of his duties to the Company; the commission by the Executive of an act of fraud or embezzlement against the Company or of an act which he knew to be in gross violation of his duties to the Company (including the unauthorized disclosure of confidential information); or the felony conviction of the Executive.

    However, a termination by the Executive will constitute a termination event and cause the termination benefits to become payable if such termination follows any reduction of the Executive's position to a position of lesser responsibility, a de facto reduction of the Executive's duties or responsibilities, the reduction of the Executive's annual base salary or rate of maximum potential bonus unless such salary or bonus reduction is part of a reduction of compensation applicable generally to all executives of the Company or a Company imposed requirement that the Executive move his residence or principal place of business to any location unacceptable to him.

Financial Advisory Agreement

    The Company entered into a Letter Agreement (the "Letter Agreement") dated June 14, 1995, as amended on August 9, 1995, with Jefferies & Company ("Jefferies") and Chanin and Company ("Chanin"), pursuant to which Jefferies and Chanin (the "Financial Advisors") will act as the Company's exclusive financial advisors in connection with any merger, combination or joint venture transaction involving a specified merger (the "Merger") and with respect to an exploration of other strategic alternatives or strategic partners for the Company (the "Search"). The Letter Agreement provides that during its term, the Company will not, directly or indirectly, contact, approach or negotiate with any person or persons with respect to the Merger or the Search, other than through the Financial Advisors. Messrs. Radecki and Victor, directors of the Company, are Executive Vice President of Jefferies, and Executive Vice President and a Principal of Chanin, respectively.

    The Company agreed pursuant to the Letter Agreement to pay Jefferies a one-time retainer fee and a fee for each fairness opinion that Jefferies issues in conjunction with the Merger or the Search. The Company will, in addition, pay the Financial Advisors a success fee (the "Success Fee") and all reasonable out-of-pocket expenses incurred by them in connection with the Letter Agreement without regard to whether any such transaction is consummated. The Letter Agreement also contains standard indemnification provisions whereby the Company will indemnify and hold harmless each of Jefferies, Chanin and certain related parties from liabilities arising out of the Letter Agreement.

Registration Rights Agreement

    On the Effective Date pursuant to the Amended Plan, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") which grants rights to each person entitled to receive in the aggregate 1,000,000 or more shares of Common Stock (a "Relevant Holder") pursuant to the provisions of the Amended Plan. To the knowledge of the Company, JNL is the only person or entity entitled to the benefits of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, a Relevant Holder has the right to (a) require the Company under certain circumstances to file a registration statement under the Securities Exchange Act of 1933 ("Securities Act"), to permit a public offering of Common Stock owned by such Relevant Holders; and (b) participate in certain other registrations of Common Stock under the Securities Act made on behalf of the Company for other holders of Common Stock. Under the terms of the Registration Rights Agreement, Relevant Holders holding 15% or more of the shares of Common Stock then entitled to the benefits of such agreement may request the Company to file one or more registration statements under the Securities Act with respect to their shares of Common Stock, and the Company is required to use its best efforts to effect such registration provided that the Company generally will not be required to effect more than three such registrations. Relevant Holders also may participate in offerings proposed by the Company. These rights are subject to certain conditions and limitations, among them the right of the Company to postpone for a reasonable period of time (but not exceeding 120 days) the requested filing of a registration statement if the Company determines such registration would interfere with a material corporate transaction, development or other specified matters. Pursuant to the terms of the Registration Rights Agreement, the Company must pay all expenses, other than fees and commissions of underwriters, incident to the registration and sale of shares of Common Stock held by Relevant Holders. The registration rights, if not fully exercised, terminate on the third anniversary of the Effective Date.

Ownership of Secured Notes

    On February 29, 1996, JNL, the holder of approximately 41.31% of Common Stock (see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT"), purchased from parties other than the Company approximately $56 million face amount of the Company's Secured Notes due December 14, 1999 (the "Notes").
The Company had $58,021,000 of Notes outstanding as of December 31, 1995. The Notes pay interest semi-annually at a rate of 10.5% per annum, if paid in cash, or 13.0% per annum if paid in kind. Interest on the Notes is payable in kind at the discretion of the Company. The Notes are secured by a security interest on substantially all of the Company's property other than real estate, the shares of the Company's U.S. subsidiaries and 65% of the shares of certain non-U.S. subsidiaries, subject, however, to a prior security interest in such assets securing not more than $16 million of indebtedness. Messrs. Radecki, Stark and Swansen, directors of the Company, were selected by JNL prior to the Effective Date to serve as directors (see "ELECTION OF DIRECTORS").

Other

    In July, 1995, Chanin, an investment banking firm, received 25,572 shares of Common Stock for services rendered on behalf of the official creditors committee during the Company's reorganization under Chapter 11 of the Bankruptcy Code. Mr. Victor, a director of the Company, is Executive Vice President and a Principal of Chanin. Of such shares, 6,393 were later distributed to Mr. Victor.

                          PERFORMANCE INFORMATION

    The following graph compares the Company's 1995 cumulative total shareholder return with the cumulative total return of the Standard & Poor's 500 Stock Index and the Machinery (Diversified) Subgroup of the Standard & Poor's 500 Stock Index. The graph assumes $100 was invested on December 31, 1994 and assumes the reinvestment of dividends. The companies in the Machinery (Diversified) Subgroup are Briggs & Stratton, Case Corp., Caterpillar, Inc., Cooper Industries, Deere & Co., Harnischfeger Industries, Ingersoll-Rand, NACCO Industries, Timken Co. and Varity Corp. Data for only 1995 is presented since the Common Stock did not begin to publicly trade until December 22, 1994.

                Comparison of 1995 Cumulative Total Return
       Among Bucyrus-Erie Company, Standard & Poor's 500 Stock Index
                 and Machinery (Diversified) Subgroup Index


                   [LINE GRAPH SHOWING THE CHART BELOW]




                                                          December 31,
                                                        1994         1995
Bucyrus-Erie Company . . . . . . . . . . . . .          $100         $116
S&P 500 Stock Index. . . . . . . . . . . . . .           100          137
Machinery (Diversified) Subgroup Index . . . .           100          124



                                 1996 PLAN

General

    The purpose of the 1996 Plan is to promote the best interests of the Company and its shareholders by providing key employees of the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company. The 1996 Plan is intended to promote continuity of management and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success.

    The following summary description of the 1996 Plan is qualified in its entirety by reference to the full text of the 1996 Plan which is attached to this Proxy Statement as Appendix A.


Administration and Eligibility

    The 1996 Plan is required to be administered by a committee of the Board (the "Committee") consisting of no less than two directors who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who are "outside directors" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code. In the event that the Committee is not appointed, the functions of the Committee will be exercised by those members of the Board who qualify as "disinterested persons" under Rule 16b-3 and as "outside directors" within the meaning of Section 162(m)(4)(C). The Compensation Committee has been designated as the current administrator of the 1996 Plan. Among other functions, the Committee has the authority to establish rules for the administration of the 1996 Plan; to select the key employees of the Company and its affiliates to whom awards will be granted; to determine the types of awards to be granted to key employees and the number of shares covered by such awards; and to set the terms and conditions of such awards. The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred by a key employee participating in the 1996 Plan. Subject to the express terms of the 1996 Plan, determinations and interpretations with respect thereto will be in the sole discretion of the Committee, whose determinations and interpretations will be binding on all parties.

    Any key employee of the Company or any affiliate, including any executive officer of the Company who is not a member of the Committee, is eligible to be granted awards by the Committee under the 1996 Plan. The number of eligible employees may increase over time based upon future growth of the Company.

Awards Under the 1996 Plan; Available Shares

    The 1996 Plan authorizes the granting to key employees of: (a) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code ("ISOs") or non-qualified stock options; (b) stock appreciation rights ("SARs"); (c) restricted stock; and (d) performance shares. The 1996 Plan provides that up to a total of 1,000,000 shares of Common Stock (subject to adjustment as described below) will be available for the granting of awards thereunder.

    If any shares subject to awards granted under the 1996 Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is canceled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, such shares will be available for the granting of new awards under the 1996 Plan. Any shares delivered pursuant to an award may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

Terms of Awards

    Option Awards. Options granted under the 1996 Plan to key employees may be either ISOs or non-qualified stock options. No individual key employee may be granted options to purchase in excess of 200,000 shares of Common Stock under the 1996 Plan (subject to adjustment as described below).

    The exercise price per share of Common Stock subject to options granted to key employees under the 1996 Plan will be determined by the Committee, provided that the exercise price may not be less than 55% of the fair market value of a share of Common Stock on the date of grant. The Board intends that the option price for options awarded in the future will generally be at 100% of fair market value. The term of any option granted to a key employee under the 1996 Plan will be as determined by the Committee, provided that the term of an ISO may not exceed ten years from the date of its grant. Options granted to key employees under the 1996 Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee. Options may be exercised by payment in full of the exercise price, either (at the discretion of the Committee) in cash or in whole or in part by tendering shares of Common Stock or other consideration having a fair market value on the date of exercise equal to the option exercise price. All ISOs granted under the 1996 Plan will also be required to comply with all other terms of Section 422 of the Internal Revenue Code.

    SARs. An SAR granted under the 1996 Plan will confer on the key employee holder a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of Common Stock on the date of exercise over (b) the grant price of the SAR as specified by the Committee. The grant price of an SAR under the 1996 Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of an SAR will be paid in cash, shares of Common Stock or other consideration), and any other terms and conditions of any SAR granted under the 1996 Plan will be determined by the Committee at the time of grant. Pursuant to the terms of the 1996 Plan, no individual key employee may be granted SARs thereunder with respect to in excess of 50,000 shares of Common Stock (subject to adjustment as described below).

    Restricted Stock. Shares of restricted stock granted to key employees under the 1996 Plan will be subject to such restrictions as the Committee may impose, including any limitation on the right to vote such shares or receive dividends thereon. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate. Except as otherwise determined by the Committee, upon termination of a key employee's employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the key employee. No individual key employee will be granted more than 300,000 shares of restricted stock.

    Performance Shares. The 1996 Plan also provides for the granting of performance shares to key employees. The Committee will determine and/or select the applicable performance period, the performance goal or goals (and the performance level or levels related thereto) to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any performance goal and, if applicable, the relative percentage weighting given to each of the selected performance goals, the restrictions applicable to shares of restricted stock received upon payment of performance shares if payment is made in such manner, and any other terms, conditions and rights relating to the grant of performance shares. Under the terms of the 1996 Plan, the Committee may select from various performance goals, including return on equity, return on investment, return on net assets, economic value added, earnings from operations, earnings before interest, taxes, depreciation and amortization, pre-tax profits, net earnings, net earnings per share, working capital as a percent of net sales, net cash provided by operating activities, market price for the Common Stock and total shareholder return.
In conjunction with selecting the applicable performance goal or goals, the Committee will also fix the relevant performance level or levels (e.g., a 15% return on equity) which must be achieved with respect to the goal or goals in order for the performance shares to be earned by the key employee. The performance goals selected by the Committee under the 1996 Plan may, to the extent applicable, relate to a specific division or subsidiary of the Company or apply on a Company-wide basis.

    Following completion of the applicable performance period, payment on performance shares granted to and earned by key employees will be made in shares of Common Stock (which, at the discretion of the Committee, may be shares of restricted stock) equal to the number of performance shares payable. The Committee may provide that, during a performance period, key employees will be paid cash amounts with respect to each performance share granted to such key employees equal to the cash dividend paid on a share of Common Stock. Pursuant to the terms of the 1996 Plan, no key employee may receive more than 50,000 performance shares thereunder (subject to adjustment as described below).

Adjustments

    If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1996 Plan, then the Committee will generally have the authority to, in such manner as it deems equitable, adjust (a) the number and type of shares subject to the 1996 Plan and which thereafter may be made the subject of awards, (b) the number and type of shares subject to outstanding awards, and (c) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

Limits on Transferability

    No award granted under the 1996 Plan (other than an award of restricted stock on which the restrictions have lapsed) may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Each award will be exercisable during the participant's lifetime only by such participant or, if permissible under applicable law, by the participant's guardian or legal representative.

Amendment and Termination

    The Board may amend, suspend or terminate the 1996 Plan at any time, except that no such action may adversely affect any award granted and then outstanding thereunder without the approval of the respective participant. The 1996 Plan further provides that shareholder approval of any amendment thereto must also be obtained if required by (a) the rules and/or regulations promulgated under Section 16 of the Exchange Act (in order for the 1996 Plan to remain qualified under Rule 16b-3), (b) the Internal Revenue Code or any rules promulgated thereunder (in order to allow for ISOs to be granted thereunder) or (c) the quotation or listing requirements of the exchange or market on which the Common Stock is then traded (in order to maintain the trading of the Common Stock on such exchange or market).

Withholding

    Not later than the date of which an amount first becomes includible in the gross income of a key employee for federal income tax purposes with respect to any award under the 1996 Plan, the key employee will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The Committee, in its sole discretion, may permit withholding obligations arising with respect to awards under the 1996 Plan to be settled with shares of Common Stock (other than shares of restricted stock), including shares of Common Stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the 1996 Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the key employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock.

Certain Federal Income Tax Consequences

    Stock Options. The grant of a stock option under the 1996 Plan will create no income tax consequences to the key employee or the Company. A key employee who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

    In general, a key employee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, any gain or loss realized by the key employee on the disposition of the Common Stock acquired pursuant to the exercise of an ISO will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the key employee fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise, the key employee will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. Any additional gain realized by the key employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock has been held for more than one year from the date of exercise.

    Stock Appreciation Rights. The grant of an SAR will create no income tax consequences for the key employee or the Company. Upon exercise of an SAR, the key employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the key employee receives an option or shares of restricted stock upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

    Restricted Stock. A key employee will not recognize income at the time an award of restricted stock is made under the 1996 Plan, unless the election described below is made. However, a key employee who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

    A key employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the key employee in the year of payment and will not be deductible by the Company.
Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the key employee who has made an election subsequently forfeits the restricted stock, the key employee will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

    Performance Shares. The grant of performance shares will create no income tax consequences for the key employee or the Company. Upon the receipt of shares of Common Stock at the end of the applicable performance period, the key employee will recognize ordinary income equal to the fair market value of the shares of Common Stock received, except that if the key employee receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to such restricted stock. In addition, the key employee will recognize ordinary income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

New Plan Benefits

    The following table sets forth information with respect to awards that were granted under the 1996 Plan since the adoption of the 1996 Plan on March 11, 1996 to the individual and groups identified below:

                             New Plan Benefits

                           Number of Shares     Number of Shares
Name and Position          Subject to Option   of Restricted Stock

Willard R. Hildebrand
 President and Chief
  Executive Officer            200,000(1)          300,000(2)

All executive officers
 as a group (1 person)         200,000(1)          300,000(2)

_______________

(1) Such award consists of nonstatutory stock options which vest immediately, expire in ten (10) years and have an exercise price per share of $5.0875 (55% of the closing price of the Common Stock on March 8, 1996).

(2) Consisting of 100,000 shares of restricted stock which vest in equal amounts over a three-year period (assuming continued employment), commencing March 11, 1996, and 200,000 shares of restricted stock under a Time Accelerated Restricted Stock Agreement ("TARSA"). Restricted Stock under the TARSA vests in eight years (assuming continued employment, with certain exceptions) and provides for earlier release in the third, fourth and fifth years if certain earnings targets are reached by the Company.

    On April 15, 1996, the last reported sale price per share of the Common Stock on the NASDAQ Stock Market was $7.00.

Vote Required

    The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting with respect to the 1996 Plan (assuming a quorum is present) is required to approve the 1996 Plan. Any shares not voted at the Annual Meeting with respect to the 1996 Plan (whether as a result of broker non-votes or otherwise, except abstentions) will have no impact on the vote. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the 1996 Plan.

    THE BOARD RECOMMENDS A VOTE "FOR" THE 1996 PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE 1996 PLAN.


                 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

General

    The purpose of the Non-Employee Directors' Stock Option Plan is to promote the best interests of the Company and its shareholders by providing members of the Board who are not employees of the Company or its affiliates, with an opportunity to acquire a proprietary interest in the Company. By encouraging stock ownership by directors who are not employees of the Company or its affiliates, the Company seeks to attract and retain on the Board persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

    The following summary description of the Non-Employee Directors' Stock Option Plan is qualified in its entirety by reference to the full text of the Non-Employee Directors' Stock Option Plan which is attached to this Proxy Statement as Exhibit B.

Administration and Eligibility

    The Non-Employee Directors' Stock Option Plan is required to be administered by the Board or by a committee of the Board (the "Committee") consisting of no less than two non-employee members of the Board. Unless otherwise noted, references to the Committee in this description of the Non-Employee Directors' Stock Option Plan will mean either the Board or the Committee, as the case may be. The Committee shall administer the Non-Employee Directors' Stock Option Plan and adopt such rules and regulations for carrying out the Non-Employee Directors' Stock Option Plan as it may deem proper and the best interests of the Company. Subject to the express terms of the Non-Employee Directors' Stock Option Plan, determinations and interpretations with respect thereto will be in the sole discretion of the Committee, whose determinations and interpretations will be binding on all parties.

    Each non-employee director of the Company is automatically entitled, as described below, to receive stock options under the Non-Employee Directors' Stock Option Plan. Initially, eight directors are eligible to participate in the Non-Employee Directors' Stock Option Plan.

Awards Under the Non-Employee Directors' Stock Option Plan; Available Shares

    The Non-Employee Directors' Stock Option Plan provides for the automatic grant of non-qualified stock options to non-employee directors of the Company. The Non-Employee Directors' Stock Option Plan provides that up to 60,000 shares of Common Stock (subject to adjustment as described below) will be available for the granting of options thereunder.

    If any shares subject to options granted under the Non-Employee
Directors' Stock Option Plan are forfeited or if an option otherwise terminates, expires or is canceled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the option, such shares will be available for the granting of new options under the Non-Employee Directors' Stock Option Plan. Any shares delivered pursuant to an award may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

Terms of Awards

    Under the Non-Employee Directors' Stock Option Plan, each person who was a non-employee director of the Company on the effective date of the plan (February 16, 1995) was automatically granted a non-qualified stock option to purchase 2,000 shares of Common Stock at a price of $6.00 per share. In addition, any person who is first elected as a non-employee director of the Company after the effective date of the Non-Employee Directors' Stock Option Plan will automatically be granted, on the date of such election, a non-qualified stock option to purchase 2,000 shares of Common Stock (subject to adjustment as described below). The Non-Employee Directors' Stock Option Plan further provides that each non-employee director (if he or she continues to serve in such capacity) will, on the day of the first Board meeting in each calendar year after the effective date of the Non-Employee Directors' Stock Option Plan, automatically be granted an option to purchase 2,000 shares of Common Stock (subject to adjustment as described below). Non-employee directors' automatically received an additional non-qualified option for 2,000 shares of Common Stock on February 8, 1996, the date of the first Board meeting in 1996. The option exercise price was $9.25 per share.
Additionally, Messrs. Macaluso and Miller each received a non-qualified option on March 11, 1996 upon their election to the Board, at an exercise price of $9.00 per share. Non-employee directors will be entitled to receive the automatic grants under the Non-Employee Directors' Stock Option Plan as described above only for so long as the Non-Employee Directors' Stock Option Plan remains in effect and a sufficient number of shares are available for the granting of such options thereunder. All options granted before shareholder approval of the Non-Employee Directors' Stock Option Plan will be subject to such approval and will not be exercisable until after shareholders have approved the Non-Employee Directors' Stock Option Plan.

    The option price per share of any option granted to a non-employee director will be the last sale price per share for the Common Stock on the NASDAQ Stock Market on the grant date; provided, however, that if the principal market for the Common Stock is then a national securities exchange, the option price shall be the closing price per share for the Common Stock on such securities exchange on the date of grant, or, in either case above, if no trading occurred on the date of grant, then the option price per share shall be determined with reference to the next preceding date on which the shares were traded. An option granted to a non-employee director will become exercisable immediately on the date of grant.

    Options granted to non-employee directors will terminate on the earlier of (a) ten years after the date of grant, (b) six months after the non-employee director ceases to be a director of the Company by reason of death, or (c) three months after the non-employee director ceases to be a director for any reason other than death. Options granted to non-employee directors may be exercised under the Non-Employee Directors' Stock Option Plan by payment in full of the exercise price in cash.

    The Committee has no discretion to alter the provisions governing options granted to non-employee directors.

Adjustments

    In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, spin-off, split-up or distribution of assets to shareholders, recapitalization, merger, consolidation, combination or exchange of shares or the like following the effective date of the Non-Employee Directors' Stock Option Plan, the number of shares subject to options to be granted under such plan and the number of shares under option in outstanding option agreements will be adjusted in a manner consistent with such capital adjustment; provided that the Company will not be required to sell any fractional shares as a result of such adjustment. The price of any shares under option will be adjusted so that there will be no change in the aggregate purchase price upon the exercise of any such option.

Limits of Transferability

    No option granted under the Non-Employee Directors' Stock Option Plan may be transferred by any optionee, otherwise than by will, or by the laws of descent and distribution. Each award will be exercisable during the optionee's lifetime only by such optionee or, if permissible under applicable law, by the optionee's guardian or legal representative.

Amendment and Termination

    The Board may amend, suspend or terminate the Non-Employee Directors' Stock Option Plan at any time, except that no such action may adversely affect any award granted and then outstanding thereunder without the approval of the respective participant. The Non-Employee Directors' Stock Option Plan provides that the Non-Employee Directors' Stock Option Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder. The Non-Employee Directors' Stock Option Plan further provides that shareholder approval of any amendment thereto must also be obtained if required by (a) the rules and/or regulations promulgated under Section 16 of the Exchange Act (in order for the Non-Employee Directors' Stock Option Plan to remain qualified under Rule 16b-3), or (b) the quotation or listing requirements of the exchange or market on which the Common Stock is then traded (in order to maintain the trading of the Common Stock on such exchange or market) or if the amendment (x) materially modifies the eligibility requirements of the Non-Employee Directors' Stock Option Plan, (y) increases the total number of shares of Common Stock which may be purchased pursuant to the exercise of options granted under the Non-Employee Directors' Stock Option Plan, or (z) reduces the minimum option price per share at which options may be granted.

Certain Federal Income Tax Consequences

    The grant of a stock option under the Non-Employee Directors' Stock
Option Plan will create no income tax consequences to the non-employee director or the Company. A director who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the non-employee director. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

Awards Under The Non-Employee Directors' Stock Option Plan

    The following table sets forth information with respect to non-qualified options granted under the Non-Employee Directors' Stock Option Plan:

    All non-employee directors
     as a group (6 persons)                 20,000

Vote Required

    The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting with respect to the Non-Employee Directors' Stock Option Plan (assuming a quorum is present) is required to approve the Non-Employee Directors' Stock Option Plan. Any shares not voted at the Annual Meeting with respect to the Non-Employee Directors' Stock Option Plan (whether as a result of broker non-votes or otherwise, except abstentions) will have no impact on the vote. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the Non-Employee Directors' Stock Option Plan.

    THE BOARD RECOMMENDS A VOTE "FOR" THE NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.


                           NAME CHANGE AMENDMENT

General

    The Board has approved and recommends that the shareholders adopt an amendment to Article I of the Company's Restated Certificate of Incorporation which would change the name of the Company from Bucyrus-Erie Company to Bucyrus International, Inc. The provisions of Article I of the Company's Restated Certificate of Incorporation, as proposed to be amended by the Name Change Amendment, are set forth in Exhibit C to this Proxy Statement.

    The Board believes that the proposed Name Change Amendment is desirable to more accurately reflect the Company's status as an international manufacturer and supplier of mining equipment. It also preserves the corporate identity and culture in consonance with the perceptions of the Company's investors, customers, employees, suppliers and community.

Vote Required

    The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting with respect to the Name Change Amendment (assuming a quorum is present) is required to approve the Name Change Amendment. Any shares not voted at the Annual Meeting with respect to the Name Change Amendment (whether as a result of broker non-votes or otherwise, except abstentions) will have the effect of a vote against the Name Change Amendment. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the Name Change Amendment.

    THE BOARD RECOMMENDS A VOTE "FOR" THE NAME CHANGE AMENDMENT. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE NAME CHANGE AMENDMENT.


                        INDEPENDENT PUBLIC AUDITORS

    On February 8, 1996, the Board, based on the recommendation of the Audit Committee, appointed the firm of Arthur Andersen LLP, to serve as the Company's independent auditors for the current fiscal year. It is expected that representatives of such firm will be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement.

    Arthur Andersen LLP has served as the Company's independent auditors since May 31, 1995. On May 31, 1995, the Company dismissed Deloitte &
Touche LLP as its independent auditors. Deloitte & Touche LLP's reports on the Company's financial statements for the period January 1, 1994 to December 13, 1994 and the period December 14, 1994 to December 31, 1994 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Board approved the decision to change the Company's independent auditors upon the recommendation of the Audit Committee. During the Company's two most recent fiscal years and through May 31, 1995 there have been no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused that firm to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such years. During the Company's two most recent fiscal years and through May 31, 1995, there have been no reportable events.

    Although not required by law to submit the appointment to a vote by shareholders, the Board believes it appropriate, as a matter of policy, to request that the shareholders ratify the appointment of Arthur Andersen LLP as independent auditors for 1996. If the shareholders should not so ratify, the Board will reconsider the appointment.

Vote Required

    The affirmative vote of a majority of the shares of Common Stock represented and voted at the Annual Meeting (assuming a quorum is present) is required to ratify the appointment of Arthur Andersen LLP. Any shares not voted at the Annual Meeting with respect to the ratification of the appointment (whether as a result of broker non-votes or otherwise, except abstentions) will have no impact on the vote. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the ratification of the appointment of Arthur Andersen LLP.

    THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1996. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" SUCH RATIFICATION.

                               OTHER MATTERS

Expenses of Solicitation

    All expenses of solicitation of proxies will be borne by the Company.
In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company.
The Company has retained D. F. King to assist in the solicitation of proxies, and expects to pay such firm a fee of approximately $4,000 plus out-of-pocket expenses. Brokers, nominees and custodians who hold Common Stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

Section 16(a) Matters

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The regulations of the Securities and Exchange Commission require officers and directors to furnish the Company with copies of all Section 16(a) forms they file. Based on such forms, the Company believes that all its officers and directors have complied with the Section 16(a) filing requirements, except for Mr. Victor who inadvertently failed to file on a timely basis a report reflecting an acquisition of Common Stock. Mr. Victor subsequently made a filing correcting this oversight.

                           SHAREHOLDER PROPOSALS

    A shareholder who intends to present a proposal for action at any annual meeting and who desires that such proposal be included in the Company's proxy materials must submit the proposal to the Company in advance of the meeting. Proposals for the annual meeting to be held in 1997 must be received by the Company at its principal office no later than December 27, 1996. In addition, a shareholder who otherwise intends to present business at any annual meeting (including nominating persons for election as directors) must comply with, among other things, the notice requirements set forth in the Company's By-laws.

                                  By Order of the Board of Directors
                                  BUCYRUS-ERIE COMPANY


                                  Craig R. Mackus
                                  Assistant Secretary

    The Company will furnish to any shareholder, without charge, a copy of its Annual Report on Form 10-K for the fiscal year 1995. Requests for Form 10-K must be in writing and addressed to Investor Relations, Bucyrus-Erie Company, Post Office Box 500, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172.

                                                   EXHIBIT A


                           BUCYRUS-ERIE COMPANY
                   1996 EMPLOYEES' STOCK INCENTIVE PLAN


Section 1.     Purpose

          The purpose of the Bucyrus-Erie 1996 Employees' Stock Incentive
Plan (the "Plan") is to promote the best interests of Bucyrus-Erie Company (together with any successor thereto, the "Company") and its shareholders by providing key employees of the Company and its Affiliates (as defined below) with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success.

Section 2.     Definitions

          As used in the Plan, the following terms shall have the respective meanings set forth below:

          (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

          (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock or Performance Share granted under the Plan.

          (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (e) "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

          (f) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 and each of whom is an "outside director" within the meaning of Section 162(m)(4)(C) of the Code (or any successor provision thereto).

          (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (h) "Excluded Items" shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, such as any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

          (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

          (j)  "Incentive Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code (or any successor provision thereto).

          (k) "Key Employee" shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate, as determined by the Committee.

          (l) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

          (m) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (n) "Participating Key Employee" shall mean a Key Employee designated to be granted an Award under the Plan.

          (o) "Performance Goals" shall mean the following (in all cases after excluding the impact of applicable Excluded Items):

               (i) Return on equity for the Performance Period for the Company on a consolidated basis.

               (ii)  Return on investment for the Performance Period
     (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

               (iii) Return on net assets for the Performance Period
     (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

               (iv) Economic value added (as defined by the Committee at the time of selection) for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

               (v)   Earnings from operations for the Performance Period
     (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

               (vi) Earnings before interest, taxes, depreciation and amortization for the Performance Period for the Company on a consolidated basis.

               (vii) Pre-tax profits for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

              (viii) Net earnings for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

               (ix) Net earnings per Share for the Performance Period for the Company on a consolidated basis.

               (x) Working capital as a percent of net sales for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

               (xi) Net cash provided by operating activities for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

               (xii) Market price per Share for the Performance Period.

              (xiii) Total shareholder return for the Performance Period for the Company on a consolidated basis.

          (p) "Performance Period" shall mean, in relation to Performance Shares, any period for which a Performance Goal or Goals have been established.

          (q)  "Performance Share" shall mean any right granted under
Section 6(d) of the Plan that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).

          (r) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

          (s) "Released Securities" shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

          (t) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

          (u)  "Restricted Stock" shall mean any Share granted under
Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(d) of the Plan.

          (v) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

          (w) "Shares" shall mean shares of common stock of the Company, $.01 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

          (x) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3.     Administration

          The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as "disinterested persons" under Rule 16b-3 and as "outside directors" under Section 162(m)(4)(C) of the Code (or any successor provision thereto). Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full power and authority to: (i) designate Participating Key Employees; (ii) determine the type or types of Awards to be granted to each Participating Key Employee under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Participating Key Employees; (iv) determine the terms and conditions of any Award granted to a Participating Key Employee; (v) determine whether, to what extent, and under what circumstances Awards granted to Participating Key Employees may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended;
(vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award granted to Participating Key Employees under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate.

Section 4.     Shares Available for Award

          (a)  Shares Available.  Subject to adjustment as provided in
Section 4(b):

               (i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 1,000,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.

               (ii)  Limitations on Awards to Individual Participants.
     No Participating Key Employee shall be granted Awards under the Plan that could result in such Participating Key Employee exercising Options for more than 200,000 Shares, or Stock Appreciation Rights with respect to more than 50,000 Shares or receiving Awards relating to more than 300,000 Shares of Restricted Stock or more than 50,000 Performance Shares under the Plan. Such number of Shares as specified in the preceding sentence shall be subject to adjustment in accordance with the terms of Section 4(b) hereof.

               (iii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

               (iv)  Sources of Shares Deliverable Under Awards.  Any
     Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

          (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

Section 5.     Eligibility

          Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, who is not a member of the Committee, shall be eligible to be designated a Participating Key Employee.

Section 6.     Awards

          (a) Option Awards to Key Employees. The Committee is hereby authorized to grant Options to Key Employees with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

               (i) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option, in the case of an Incentive Stock Option, and not less than 55% of the Fair Market Value of a Share on the date of grant of such Option, in the case of a Non-qualified Stock Option.

               (ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

               (iii) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee. The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

               (iv)  Incentive Stock Options.  The terms of any
     Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board of Directors of the Company.

          (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employees. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participating Key Employee will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, without limitation, restricting the time of exercise of the Stock Appreciation Right to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

          (c)  Restricted Stock Awards.

               (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees.

               (ii) Restrictions. Shares of Restricted Stock granted to Participating Key Employees shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate (including without limitation, upon the achievement of specified Performance Goals).

               (iii) Registration. Any Restricted Stock granted under the Plan to a Participating Key Employee may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Key Employee, such certificate shall be registered in the name of the Participating Key Employee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

               (iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Key Employee, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee, or, if the Participating Key Employee received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

               (v) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Key Employee (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participating Key Employee; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participating Key Employee.

          (d)  Performance Shares.

               (i) Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to Participating Key Employees.

               (ii) Performance Goals and Other Terms. The Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares if Performance Shares are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares. The Committee shall have sole discretion to alter the selected Performance Goals set forth in Section 2(o), subject to shareholder approval, to the extent required to comply with Rule 16b-3 and to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code (or any successor provision thereto). Notwithstanding the foregoing, in the event the Committee determines it is advisable to grant Performance Shares which do not qualify for the performance-based exemption under Section 162(m) of the Code (or any successor provision thereto), the Committee may make such grants without satisfying the requirements thereof.

               (iii) Rights and Benefits During the Performance Period.
     The Committee may provide that, during a Performance Period, a Participating Key Employee shall be paid cash amounts, with respect to each Performance Share held by such Participating Key Employee, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share. Participating Key Employees shall have no voting rights with respect to Performance Shares held by them.

               (iv) Payment of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period, and subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals if such certification is required in order to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code (or any successor provision thereto), one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participating Key Employee; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.

          (e)  General.

               (i) No Consideration for Awards. Awards shall be granted to Participating Key Employees for no cash consideration unless otherwise determined by the Committee.

               (ii)  Award Agreements.  Each Award granted under the
     Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

               (iii) Awards May Be Granted Separately or Together.
     Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

               (iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participating Key Employee may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

               (v) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participating Key Employee otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participating Key Employee at the discretion of the Committee may be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participating Key Employee. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participating Key Employee only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

               (vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

               (vii) Rule 16b-3 Six-Month Limitations. To the extent required in order to comply with Rule 16b-3 only, any equity security offered pursuant to the Plan may not be sold for at least six months after acquisition, except in the case of death or disability, and any derivative security issued pursuant to the Plan shall not be exercisable for at least six months, except in case of death or disability of the holder thereof. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

              (viii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(d) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee to represent to the Company in writing that such Participating Key Employee or other Person is acquiring the Shares without a view to the distribution thereof.

Section 7. Amendment and Termination of the Plan; Correction of Defects and Omissions

          (a) Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by: (i) the rules and/or regulations promulgated under Section 16 of the Exchange Act (in order for the Plan to remain qualified under Rule 16b-3), (ii) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan), or (iii) the quotation or listing requirements of the Nasdaq National Market or any principal securities exchange or market on which the Shares are then traded (in order to maintain the quotation or listing of the Shares thereon). Termination of the Plan shall not affect the rights of Participating Key Employees with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

          (b) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.     General Provisions

          (a) No Rights to Awards. No Key Employee, Participating Key Employee or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee.

          (b) Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The Committee, in its sole discretion, may permit withholding obligations arising with respect to Awards to Participating Key Employees under the Plan to be settled with Shares (other than Restricted Securities), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

          (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

          (d) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Key Employees shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

          (e) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participating Key Employee or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

          (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin and applicable federal law.

          (g) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

          (h) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

          (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9.     Effective Date of the Plan

          The Plan shall be effective on the date of adoption of the Plan by the Board of Directors of the Company provided that the Plan is approved by the shareholders of the Company within twelve months following the date of adoption of the Plan by the Board of Directors. All Awards granted prior to shareholder approval of the Plan shall be subject to such approval and shall not be exercisable until after such approval.

                                                   EXHIBIT B
                           BUCYRUS-ERIE COMPANY

                 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


          1.   Purpose.  The purpose of the Bucyrus-Erie Company Non-
Employee Directors' Stock Option Plan (the "Plan") is to promote the best interests of the Bucyrus-Erie Company (the "Company") and its shareholders by providing non-employee directors of the Company with an opportunity to acquire a proprietary interest in the Company. By encouraging stock ownership by non-employee directors, the Company seeks both to attract and retain on its Board of Directors (the "Board") persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

          2. Administration. The Plan shall be administered by the Board. In accordance with the provisions of the Plan, the Board shall administer the Plan and adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company. The interpretation of any provision of the Plan by the Board and any determination made by the Board on the matters referred to in this Section 2 shall be final.

          The Board may appoint a committee (the "Committee"), which shall consist of not less than two non-employee members of the Board, and may delegate to the Committee full power and authority to take any and all action required or permitted to be taken by the Board under the Plan whether or not the power and the authority of the Committee is hereinafter fully set forth.

          3. Shares Subject to the Plan. The shares that are subject to options under the Plan shall be shares of the Company's Common Stock ("Stock"). The total number of shares of Stock that may be purchased pursuant to options granted under the Plan shall not exceed an aggregate of 60,000 shares, subject to adjustment as provided in Section 7 hereof. Shares of Stock delivered upon exercise of an option under the Plan may consist, in whole or in part, of authorized but unissued shares or of treasury shares. In the event that an option granted under the Plan expires, is canceled or terminates unexercised as to any shares of Stock covered thereby, such shares shall thereafter be available for the granting of additional options under the Plan.

          4.   Grants of Options

          (a) Eligibility. Each member of the Board who is not an employee of the Company or any of its subsidiaries or any parent corporation of the Company (a "Non-Employee Director") shall be eligible to be granted stock options under the Plan. A Non-Employee Director may hold more than one option, but only on the terms and subject to any restrictions set forth in this Section 4.

          (b) Option Price. The option exercise price per share of Stock shall be equal to the last sale price for the Stock on the Nasdaq National Market System ("NASDAQ") on the date of grant of the option, as reported in the Wall Street Journal (Midwest Edition); provided, however, that if the principal market for the Stock is then a national securities exchange, the option exercise price shall be the closing price for the Stock on the principal securities exchange on which the Stock is traded on the date of grant of the option or, in either case above, if no trading occurred on such date of grant, then the option exercise price shall be determined with reference to the next preceding date on which the Stock is traded.

          (c)  Grant of Options.

               (i) Any person who is a Non-Employee Director at the Effective Date of the Plan, as defined in Section 13 hereof, shall automatically be granted an option to purchase 2000 shares of Stock on such date.

               (ii) Any person who is first elected or appointed as a Non-Employee Director after the Effective Date of the Plan shall automatically on the date of such election or appointment be granted an option to purchase 2,000 shares of Stock (which number shall be subject to adjustment in the manner as provided in Section 7).

              (iii) Thereafter, in consideration for serving on the Board, each Non-Employee Director (if he or she continues to serve in such capacity) shall automatically be granted an option on the date of the first Board meeting in each calendar year, commencing in 1996, for so long as the Plan remains in effect and a sufficient number of shares are available thereunder for the granting of such option. Such option shall entitle the Non-Employee Director to purchase 2000 shares of Stock (which number shall be subject to adjustment in the manner as provided in
     Section 7).

          (d) Exercisability and Termination of Options. Options granted to Non-Employee Directors shall vest and become exercisable immediately on the date of grant. Options granted to Non-Employee Directors shall terminate on the earlier of:

               (i)  ten years after the date of grant;

               (ii) six months after the Non-Employee Director ceases to be a director of the Company by reason of death; or

              (iii) three months after the Non-Employee Director ceases to be a director of the Company for any reason other than death.

          (e) Exercise of Options. An option may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full or in part, from time to time by delivery to the Secretary of the Company at the Company's principal office in South Milwaukee, Wisconsin, of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. Any notice of exercise shall be accompanied by full payment of the option price of the shares being purchased in cash or its equivalent. No shares shall be issued until full payment therefor has been made.

          5. Nontransferability of Options. No option shall be transferable by an optionee other than by will or the laws of descent and distribution. Options under the Plan may be exercised during the life of the optionee only by the optionee or the optionee's guardian or legal representative.

          6.   Powers of the Company Not Affected.  The existence of the
Plan or any options granted under the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, or preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or any dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business or any other corporate act or proceeding, whether of similar character or otherwise.

          7. Capital Adjustments Affecting Stock. In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, spin-off, split up or distribution of assets to shareholders, recapitalization, merger, consolidation, combination or exchange of shares or the like following the Effective Date of the Plan, the number of shares of Stock subject to the Plan, the number of shares subject to options to be granted pursuant to Section 4(c) hereof, and the number of shares under option in outstanding option agreements shall be adjusted in a manner consistent with such capital adjustment; provided, however, that no such adjustment shall require the Company to sell any fractional shares and the adjustment shall be limited accordingly. The price of any shares under option shall be adjusted so that there will be no change in the aggregate purchase price upon exercise of any such option. The determination of the Board or the Committee, as the case may be, shall be final.

          8. Option Agreements. All options granted under the Plan shall be evidenced by written agreements (which need not be identical) in such form as the Board or the Committee, as the case may be, shall determine.

          9. Rights as a Shareholder; Rights as a Director. An optionee shall have no rights as a shareholder with respect to shares covered by an option until the date of issuance of stock certificates to him or her and only after such shares are fully paid. Neither the Plan nor any option granted hereunder shall confer upon any optionee the right to continue as a director of the Company.

          10. Transfer Restrictions. Shares of Stock purchased under the Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or except in a transaction that, in the option of counsel for the Company, is exempt from registration under said Act. The Board or the Committee, as the case may be, may waive the foregoing restrictions in whole or in part in any particular case or cases or may terminate such restrictions whenever the Board or the Committee, as the case may be, determines that such restrictions afford no substantial benefit to the Company.

          11. Amendment of Plan. The Board shall have the right to amend the Plan at any time and for any reason; provided, however, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, and successor provisions thereto (the "Code"), the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder; and provided, further, that shareholder approval of any amendment to the Plan shall also be obtained:

          (a) if otherwise required by (i) the rules and/or regulations promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (in order for the Plan to remain qualified under Rule 16b-3 or any successor provision under such Act), or (ii) the quotation or listing requirements of NASDAQ or any principal securities exchange or market on which the Stock is then traded (in order to maintain the Stock's quotation or listing thereon);

          (b) if such amendment materially modifies the eligibility requirements as provided in Section 4(a) hereof;

          (c) if such amendment increases the total number of shares of Stock, except as provided in Section 7 hereof, which may be purchased pursuant to the exercise of options granted under the Plan; or

          (d) if such amendment reduces the minimum option price per share at which options may be granted as provided in Section 4(b) hereof.

Any amendment of the Plan shall not, without the consent of the optionee, alter or impair any rights of obligations under any option previously granted to the optionee.

          12. Termination of Plan. The Board shall have the right to suspend or terminate the Plan at any time. Termination of the Plan shall not affect the rights of optionees under options previously granted to them, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

          13. Effective Date. The Effective Date of the Plan shall be February 16, 1995, subject to approval and ratification by the shareholders of the Company. All options granted prior to shareholder approval and ratification of the Plan shall be subject to such approval and ratification and shall not be exercisable until after such approval and ratification.

          14. Override. Plan transactions are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Exchange Act. To the extent any provision of the Plan or action by the Board or the Committee, as the case may be, fails to so comply, the provision or action shall be deemed null and void to the extent permitted by law and deemed proper and in the best interests of the Company by the Board or the Committee, as the case may be.

                                                   EXHIBIT C


                    PROPOSED AMENDMENT TO THE RESTATED
           CERTIFICATE OF INCORPORATION OF BUCYRUS-ERIE COMPANY



     Proposed additions reflecting the Name Change Amendment are italicized and in bold face. Deletions caused by the Name Change Amendment are indicated by overstriking.


                   ------------------------------------


     1. The name of the corporation (which is hereinafter referred to as the "Corporation") is ["Bucyrus-Erie Company"] *"Bucyrus International, Inc."*



(FOR EDGAR PURPOSES ONLY ADDITIONS ARE INDICATED BETWEEN ASTERICKS AND DELETIONS ARE INDICATED BETWEEN BRACKETS.)

                                   This Proxy is Solicited on Behalf of the Board of Directors

BUCYRUS-ERIE COMPANY               The undersigned hereby appoints Craig R. Mackus and J. F. Bosbous,
P. O. Box 500                      and each of them, as Proxies with the power of substitution (to
1100 Milwaukee Avenue              act jointly or if only one acts then by that one) and hereby
South Milwaukee, Wisconsin 53172   authorizes them to represent and to vote as designated below all of the shares of Common Stock of Bucyrus-Erie Company held of record by the undersigned on April 12, 1996, at the annual meeting of shareholders to be held on May 23, 1996, or any adjournment or postponement there of.

                                   1.  Election of Directors

                 PROXY                 [ ] FOR all nominees listed   [ ] WITHHOLD AUTHORITY
                                           below (except as marked       to vote for all nominees
                                           to the contrary below)        listed below

                                                  Charles S. Macaluso and Frank W. Miller

                                   INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.
                                   _____________________________________________________________________

                                   2.  Approval of the Bucyrus-Erie Company 1996 Employees' Stock
                                       Incentive Plan.

                                       [ ] FOR        [ ] AGAINST    [ ] ABSTAIN

                                   3.  Approval of the Bucyrus-Erie Company Non-Employee Directors' Stock
                                       Option Plan.

                                       [ ] FOR        [ ] AGAINST    [ ] ABSTAIN

                                   4.  Approval of the amendment to the Company's Restated Certificate of
                                       Incorporation, to change the Company's name to Bucyrus
                                       International, Inc.

                                       [ ] FOR        [ ] AGAINST    [ ] ABSTAIN

                                   5.  Ratify the appointment of Arthur Andersen LLP to serve as independent auditors of the Company.

                                       [ ] FOR        [ ] AGAINST    [ ] ABSTAIN

                                   6.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
                                       OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                                                  (Continued on reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees,
"FOR" Item 2, "FOR" Item 3, "FOR" Item 4 and "FOR" Item 5.

                               Please sign exactly as your name appears hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.


                                                                 DATED:____________, 1996.

                               __________________________________________________________________
                               Signature


                               __________________________________________________________________
                               Signature (if held jointly)


                        PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                    USING THE ENCLOSED ENVELOPE